                                                                      EXHIBIT 99


For Further Information Contact:
Douglas W. Dougherty
Chief Financial Officer
(317) 594-2627


For Immediate Release:


                            MARSH SUPERMARKETS, INC.
                      SECOND QUARTER RESULTS OF OPERATIONS


Indianapolis, IN, November 25, 2003

         Marsh Supermarkets, Inc. (NASDAQ: MARSA AND MARSB) reports results of operations for the 16 weeks ended October 11, 2003.

         Net income for the quarter was $375,000 compared to $306,000 last year. Last year's results included an $18,000 loss on the disposal of discontinued operations net of tax and a $708,000 gain net of tax resulting from an increase in cigarette state excise taxes. Gains from sales of real estate were comparable in both years. Diluted earnings per common share were $0.05 compared to $0.04 last year.

         Sales and other revenues for the second quarter were $508,955,000 compared to $512,722,000 last year - a 0.7% decrease. Sales in comparable supermarkets and convenience stores decreased 1.9% to $472.1 million from $481.1 million, while sales in comparable stores excluding fuel sales decreased 3.3% to $434.8 million from $449.7 million. The decline is believed to be attributable to a weak economy, high unemployment, and competitive new supermarket square footage. The Company excludes fuel sales from its analysis of revenues and comparable store sales because fuel prices fluctuate widely and frequently.

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


         Long-term debt, including current maturities, of $215,067,000 was reduced by $35,184,000 from last year. Net cash provided by operating activities of $28,352,000 was up $11,046,000, or 63.8%, from last year's $17,306,000. This was partly due to the reduction of inventory by $15,274,000 and 11.1% from last year.

         The Company purchased at a discount, and subsequently retired, $7,250,000 of senior subordinated notes during the quarter, resulting in a gain of $327,000. The purchase was funded with cash available from the Company's bank lines. At current short-term interest rates, annual interest expense should be reduced by approximately $400,000.

         During the second quarter, the Company acquired one supermarket that is being operated as an O'Malia Food Market, and closed one Savin*$ store. Subsequent to quarter end, the Company acquired a supermarket that is being operated under the LoBill Foods banner. Two new Marsh stores will open in the third and fourth quarters, one in Noblesville, Indiana, and one in Ft. Wayne, Indiana, respectively.

         "Due to the current economic and competitive climate, we continue to concentrate on expense reduction, and inventory and capital management. Selling, general and administrative expenses are below last year and have been below last year for four consecutive quarters. Our focus on inventory reduction has resulted in improved cash flow. We will continue our efforts on expense controls, asset management, and operating efficiency, which will make us well positioned for the future as the economy and employment market improve. Construction is underway for our two "New Lifestyle" stores in Noblesville, Indiana and Ft. Wayne, Indiana. Our vision for the future is reflected in these stores," said Don E. Marsh, Chairman and Chief Executive Officer.

         Adjusted EBITDA is presented as an attachment because it is a calculation derived from the Company's debt covenants and the Company believes it is used by the Company's lenders, security analysts, investors and other interested parties to evaluate the Company's operating results and ability to service debt and comply with debt covenants.



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



         Marsh is a leading regional supermarket chain operating 66 Marsh(R), 36 LoBill Foods(R) stores, 1 Savin*$(R), 9 O'Malia Food Markets, and 167 Village Pantry(R) convenience stores in central Indiana and western Ohio. The Company also operates Crystal Food Services(TM) which provides upscale catering, cafeteria management, office coffee, vending and concessions; Primo Banquet Catering and Conference Centers; McNamara(R) Florist and Enflora - Flowers for Business(R).



Cautionary Note Regarding Forward-Looking Statements

         This report includes certain forward-looking statements (all statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company's control. The forward-looking statements and the Company's future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: the entry of new competitive stores and their impact on the Company; softness in the local and national economies and the general retail food industry; the level of discounting and promotional spending by competitors; the Company's ability to improve comparable store sales; the Company's ability to implement its improvement initiatives; the ability of the Company to predict and respond to changes in customer preferences and lifestyles; food price deflation; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; stability and timing of distribution incentives from suppliers; the Company's ability to control cost including labor, medical, rent, credit card, and workers compensation and general liability expense; the impact of any acquisitions and dispositions; the level of margins achievable in the Company's operating divisions; uncertainties regarding gasoline prices and margins; the success of the Company's new and remodeled stores, including image and rebranding programs; the successful economic implementation of new technology; uncertainties associated with pension and other retirement obligations; uncertainties related to state and federal taxation and tobacco and environmental legislation; the successful integration of acquisitions; potential interest rate increases on variable rate debt, as well as terms, costs and availability of capital; the timely and on budget completion of store construction, expansion, conversion and remodeling; the ability to complete share repurchases, and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.














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
                            MARSH SUPERMARKETS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   -------------------------------------------
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                               16 Weeks Ended                     28 Weeks Ended
                                                         --------------------------        --------------------------
                                                          Oct. 11,        Oct. 12,         Oct. 11,         Oct. 12,
                                                            2003            2002             2003             2002
                                                         ---------        ---------        ---------        ---------
Sales and other revenues                                 $ 508,955        $ 512,722        $ 886,965        $ 896,217
Gains from sales of property                                 1,814            1,875            1,814            3,546
                                                         ---------        ---------        ---------        ---------
Total revenues                                             510,769          514,597          888,779          899,763
Cost of merchandise sold, including
   warehousing and transportation,
   excluding depreciation                                  358,854          360,019          623,611          626,250
                                                         ---------        ---------        ---------        ---------
Gross profit                                               151,915          154,578          265,168          273,513
Selling, general and administrative                        138,053          138,739          240,172          241,653
Depreciation                                                 7,660            7,527           13,422           13,117
                                                         ---------        ---------        ---------        ---------
Operating income                                             6,202            8,312           11,574           18,743
Interest                                                     5,925            7,410           10,495           12,833
Other non-operating expense (income)                          (327)              --             (961)              --
                                                         ---------        ---------        ---------        ---------
Income from continuing operations
  before income taxes                                          604              902            2,040            5,910
Income taxes                                                   229              578              852            2,425
                                                         ---------        ---------        ---------        ---------
Income from continuing operations                              375              324            1,188            3,485
Loss on disposal of
  discontinued operation, net of tax                            --              (18)              --             (199)
                                                         ---------        ---------        ---------        ---------
Net income                                               $     375        $     306        $   1,188        $   3,286
                                                         =========        =========        =========        =========


Basic earnings per common share:
Continuing operations                                    $     .05        $     .04        $     .15        $     .44
Loss on disposal of discontinued operation                      --               --               --             (.03)
                                                         ---------        ---------        ---------        ---------
Net income                                               $     .05        $     .04        $     .15        $     .41
                                                         =========        =========        =========        =========

Diluted earnings per common share:
Continuing operations                                    $     .05        $     .04        $     .15        $     .41
Loss on disposal of discontinued operation                      --               --               --             (.02)
                                                         ---------        ---------        ---------        ---------
Net income                                               $     .05        $     .04        $     .15        $     .39
                                                         =========        =========        =========        =========

Dividends per share                                      $     .13        $     .11        $     .26        $     .22
                                                         =========        =========        =========        =========








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
                            MARSH SUPERMARKETS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                   October 11,       October 12,
                                                      2003              2002
                                                    ---------        ---------
ASSETS
Current assets:
  Cash and equivalents                              $  27,368        $  33,066
  Accounts receivable                                  26,094           34,417
  Inventories                                         122,807          138,081
  Prepaid expenses                                      4,711            6,061
  Recoverable income taxes                              2,319              968
                                                    ---------        ---------
      Total current assets                            183,299          212,593
Property and equipment, less allowances
  for depreciation                                    307,533          315,802
Other assets                                           50,921           48,142
                                                    ---------        ---------
                                                    $ 541,753        $ 576,537
                                                    =========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                    $  69,519        $  72,538
  Accrued liabilities                                  51,611           53,754
  Current maturities of long-term liabilities           3,250            3,340
                                                    ---------        ---------
       Total current liabilities                      124,380          129,632

Long-term liabilities:
  Long-term debt                                      183,335          217,474
  Capital lease obligations                            28,482           29,437
                                                    ---------        ---------
       Total long-term liabilities                    211,817          246,911

Deferred items:
   Income taxes                                        14,198           17,337
   Pension and post-retirement benefits                43,723           22,832
   Other                                               17,005           17,490
                                                    ---------        ---------
       Total deferred items                            74,926           57,659

Shareholders' Equity:
  Common stock, Classes A and B                        26,455           26,418
  Retained earnings                                   134,674          137,068
  Cost of common stock in treasury                    (15,014)         (14,713)
  Deferred cost - restricted stock                        (25)            (166)
  Notes receivable - stock options                        (76)            (948)
  Accumulated other comprehensive loss                (15,384)          (5,324)
                                                    ---------        ---------
       Total shareholders' equity                     130,630          142,335
                                                    ---------        ---------
                                                    $ 541,753        $ 576,537
                                                    =========        =========

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
                            MARSH SUPERMARKETS, INC.
                        ADJUSTED EBITDA RECONCILIATION(a)
                                 (in thousands)


                                                     16 Weeks Ended
                                                 ---------------------
                                                 Oct. 11,      Oct. 12,
                                                   2003         2002
                                                 -------       -------
ADJUSTED EBITDA
Net income                                           375           306
Income taxes                                         229           578
Interest                                           5,925         7,410
Depreciation                                       7,660         7,527
Other amortization                                   477           768
Loss on disposal of discontinued operation            --            18
                                                 -------       -------
Adjusted EBITDA                                  $14,666       $16,607
                                                 =======       =======


(a) Adjusted EBITDA means net income plus income taxes, interest, depreciation, other amortization, and loss on disposal of a discontinued operation. Adjusted EBITDA is presented because it is a calculation derived from the Company's debt covenants and the Company believes it is used by the Company's lenders, security analysts, investors and other interested parties to evaluate the Company's operating results and ability to service debt and comply with debt covenants. However, other companies may calculate EBITDA or Adjusted EBITDA differently than the Company does, and therefore comparability may be limited. Adjusted EBITDA is not a measure of performance under GAAP, and should not be considered as an alternative to net income as an indicator of the Company's operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company's consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.


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